EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

The undersigned executive officers of PVF Capital Corp. (the “Registrant”) hereby certify that this Annual Report on Form
 10-K for the year ended June 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Robert J. King, Jr.
	Name:	Robert J. King, Jr.
	Title:	President and Chief Executive Officer

By:	/s/ James H. Nicholson
	Name:	James H. Nicholson
	Title:	Chief Financial Officer

Date: September 22, 2010